EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Post-Effective Amendment No. 1 to Registration Statement (No. 333-137032) on Form SB-2 of Innovative Card Technologies, Inc. of our report dated April 2, 2007, relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to our firm under the caption "Experts" in such Prospectus.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
May 11, 2007